UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue
Glendale, California	91203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 3, 2017, Avery Dennison Corporation, a Delaware corporation (the “Company”), closed the previously announced sale of €500,000,000 aggregate principal amount of the Company’s 1.250% Senior Notes due 2025 (the “Notes”).  The net proceeds from the offering, after deducting the underwriting discount and estimated offering expenses, were approximately €495.6 million.  Of the net proceeds, approximately €200 million are being used to repay commercial paper borrowings with maturities under 180 days that we used to finance a portion of our acquisition of the European business of Mactac in August 2016 with the remainder being used for general corporate purposes, which may include the repayment of other indebtedness, including our 6.625% Guaranteed Notes due 2017, acquisitions, including the acquisitions of Hanita Coatings and Yongle Tape Company Ltd., capital expenditures, working capital and any other corporate purpose.

The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-211029). The Notes were issued pursuant to an indenture, dated as of November 20, 2007, as supplemented by a fourth supplemental indenture, dated as of March 3, 2017 (as supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.  The Notes will bear interest at a rate of 1.250% per year, payable annually in arrears in cash on March 3 of each year, beginning on March 3, 2018. The Notes will mature on March 3, 2025.  The Company may redeem some or all of the Notes at any time, at a price equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed and (b) a “make-whole” amount as described in the Indenture, plus in either case accrued and unpaid interest to, but not including, the redemption date; provided, however, that if the Company redeems any Notes on or after December 3, 2024, the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date.  If a change of control triggering event as described in the Indenture occurs, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes are the Company’s unsecured and unsubordinated obligations.  The Notes rank equally in right of payment with all of the Company’s other existing and future unsecured and unsubordinated indebtedness and other liabilities; senior in right of payment to all of the Company’s existing and future subordinated indebtedness, if any; effectively junior to all of the Company’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.  A copy of the Indenture is attached hereto, and is hereby filed.  The descriptions of the Indenture and the Notes contained herein are summaries and are qualified in their entirety by the Indenture and Notes attached hereto as Exhibits 4.2 and 4.3, respectively.

Attached hereto as exhibits are the agreements and opinions relating to the offering.  The exhibits are expressly incorporated herein and into the Registration Statement on Form S-3, and any amendments thereto, filed by the Company on April 29, 2016.

Item 2.03              Creation of  Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosures in Item 1.01 above are incorporated in this section by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
4.1

Indenture between Avery Dennison Corporation and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Fourth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 3, 2017.

4.3	Form of 1.250% Senior Notes due 2025 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: March 3, 2017
	By:	/s/ Anne L. Bramman
		Name:	Anne L. Bramman
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1

Indenture between Avery Dennison Corporation and The Bank of New York Trust Company, N.A., as Trustee, dated as of November 20, 2007 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 20, 2007).

4.2	Fourth Supplemental Indenture between Avery Dennison Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of March 3, 2017.

4.3	Form of 1.250% Senior Notes due 2025 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).